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                                                                    EXHIBIT 99.1

                                                      NEWS RELEASE
                                                      LAKES ENTERTAINMENT, INC.
[LAKES ENTERTAINMENT,INC. LOGO]                       130 CHESHIRE LANE
                                                      MINNETONKA, MN  55305
                                                      952-449-9092
                                                      952-449-9353 (FAX)
                                                      WWW.LAKESENTERTAINMENT.COM
                                                      TRADED: NASDAQ "LACO"

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FOR FURTHER INFORMATION CONTACT:
Timothy J. Cope 952-449-7030
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FOR IMMEDIATE RELEASE:
Monday, April 19, 2004


              LAKES ENTERTAINMENT, INC. DECLARES TWO-FOR-ONE STOCK
               SPLIT PAYABLE IN THE FORM OF A 100% STOCK DIVIDEND

MINNEAPOLIS, MINNESOTA. - APRIL 19, 2004 - Lakes Entertainment, Inc. (Nasdaq:
"LACO") announced today that its Board of Directors declared a two-for one stock split, payable in the form of a 100% stock dividend on Lakes Entertainment's outstanding common stock. The stock dividend is payable on May 3, 2004 to shareholders of record as of April 26, 2004. "We believe this action is in the best interest of our shareholders as it is designed to increase our trading liquidity" said Lyle Berman, Chairman and Chief Executive Officer.

Shareholders will receive one additional share of common stock for every share they hold on the record date. Upon completion of the split, the number of common shares outstanding will be approximately 22.2 million. In connection with the stock dividend, Lakes Entertainment is introducing a direct registration program to provide for uncertificated shares through Wells Fargo Shareowner Services, the company's transfer agent and registrar. As a result, the additional shares will be issued in "book-entry" form without stock certificates and will be registered on the books of Lakes Entertainment maintained by Wells Fargo Shareowner Services.

Lakes Entertainment, Inc. currently has development and management agreements with four separate Tribes for four new casino operations, one in Michigan, two in California and one with the Nipmuc Nation on the East Coast. Lakes Entertainment also has agreements for the development of one additional casino on Indian-owned land in California through a joint venture with MRD Gaming, which is currently being disputed by the Tribe. Additionally, the Company owns approximately 80% of World Poker Tour, LLC, a joint venture formed to film and produce poker tournaments for television broadcast.

Lakes Entertainment, Inc. common shares are traded on the Nasdaq National Market under the trading symbol "LACO."


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The Private Securities Litigation Reform Act of 1995 provides a "safe harbor"
for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Lakes Entertainment, Inc.) contains statements that are forward-looking, such as statements relating to plans for future expansion and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, possible delays in completion of Lakes' casino projects, including various regulatory approvals and numerous other conditions which must be satisfied before completion of these projects; possible termination or adverse modification of management contracts; continued indemnification obligations to Grand Casinos; highly competitive industry; possible changes in regulations; reliance on continued positive relationships with Indian tribes and repayment of amounts owned to Lakes by Indian tribes; possible need for future financing to meet Lakes' expansion goals; risks of entry into new businesses; and reliance on Lakes' management. For more information, review the Company's filings with the Securities and Exchange Commission.
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